UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) October 17, 2007

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On October 17, 2007, the Company settled a patent infringement lawsuit that had been brought against the Company and thirteen other defendants in June 2005 by Energy Transportation Group, Inc. (“ETG”). Under the terms of the settlement and as a result of significant defense costs and legal fees, in the third quarter the Company will incur $973,000 related to the litigation. While these costs will have a material effect on the Company’s results of operations for the third quarter of 2007, the Company believes that the settlement is in the Company’s best interest and will result in significant savings in legal fees and removes the possibility of an adverse decision if the matter had gone to trial in early 2008 as scheduled. Specific terms of the settlement are subject to a court-imposed confidentiality order.

In its lawsuit, ETG alleged the Company and the other defendants infringed upon U.S. Patent No. 4,731,850 entitled “Programmable Digital Hearing Aid System” and U.S. Patent No. 4,879,749 entitled “Host Controller for Programmable Digital Hearing Aid System.” ETG sought significant damages resulting from defendants’ alleged unauthorized manufacture, use, sale, offer to sell and/or importation into the U.S. products, methods, processes, services and/or systems that infringed the above-named patents. The Company denied all allegations and no admission of liability resulted from this settlement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: October 17, 2007

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran
Michael M. Halloran
Vice President and Chief Financial Officer

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